                                                                       Exhibit 1

                      AGREEMENT AND PLAN OF REORGANIZATION

        This Agreement and Plan of Reorganization (the "Agreement") is entered into as of March 4, 2002, by and among Blagman Media International, Inc., a Nevada corporation, ("Parent"), Blagman USA, Inc., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), both with principal offices at 1901 Avenue of the Stars, Suite 1710, Los Angeles, California 90067, Century Media, Inc., a California corporation ("Century"), with principal offices at 3130 Wilshire Boulevard, 4th Floor, Santa Monica, California 90403, Peter Lambert IRA Rollover, Yona Lapin IRA Rollover and the Lapin Century Trust (the "LC Trust"), and Al Lapin, as an officer and director of Century ("Lapin"). The Peter Lambert IRA Rollover, Yona Lapin IRA Rollover and the LC Trust are collectively referred to as the "Active Shareholders" and the Active Shareholders together with all of the other Century shareholders are collectively referred to as the "Century Owners." Parent, Merger Sub, Century and the Active Shareholders are referred to collectively as the "Parties" or individually as a "Party".

                                    RECITALS

        A. The Boards of Directors of each of Century, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire Century through the statutory merger of Merger Sub with and into Century (the "Merger") and, in furtherance thereof, have approved the Merger (all capitalized terms not defined here are used as defined below).

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of Century (collectively, the "Century Shares") shall be converted into the right to receive the Actual Consideration, consisting of the Cash Consideration and the Stock Consideration.

        C. Parent, Century, Merger Sub, Lapin and the Active Shareholders desire to make certain representations and warranties and other agreements in connection with the Merger.

        D. The Century Owners own all of the outstanding Century Shares.

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


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                                    SECTION 1

                                   DEFINITIONS

        "Active Shareholders" has the meaning set forth in the preface above.

        "Actual Consideration" has the meaning set forth in Section 2.7(a) below.

        "Ad-Trax" means Ad-Trax.com, LLC, a California limited liability company.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

        "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any Person including Parent or Century but shall not include Ad-Trax. For purposes hereof, the term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of any Person (or any operating entity or business line of any Person), whether through the ownership of voting securities, by contract, or otherwise.

        "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

        "California Law" has the meaning set forth in Section 2.1 below.

        "Cash Consideration" has the meaning set forth in Section 2.7(a) below.

        "CE" means Century Entertainment LLC.

        "Century" shall mean Century Media, Inc., a California corporation.

        "Century Options" means all options to purchase Century Shares still outstanding as of the Closing.

        "Century Owners" has the meaning set forth in the preface above.

        "Century SARs" means all stock appreciation rights pertaining to Century Shares.

        "Century Shares" means any common share or shares, collectively, without par value, of Century outstanding on the date of this Agreement or at Closing, or from time to time as the context requires.

        "Closing" has the meaning set forth in Section 2.2 below.

        "Closing Date" has the meaning set forth in Section 2.2 below.


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        "COBRA" means the requirements of Part 6 of Subtitle B of Title I of
ERISA and Code Section 4980B and of any similar state law.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Confidential Information" means any confidential information or trade secrets concerning the businesses and affairs of Parent, Century or their respective Subsidiaries or Affiliates that is not already generally available to the public.

        "Consulting Agreements" shall mean the Consulting Agreements to be entered into between Parent and CE for the services of Peter Lambert and Lapin, respectively.

        "Controlled Group" has the meaning set forth in Code Section 1563.

        "Disclosure Schedule" has the meaning set forth in Section 5 below.

        "Dissenting Shares" has the meaning set forth in Section 2.8 below.

        "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA Section 3(3)).

        "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

        "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means each entity which, as of January 1, 2002, is treated as a single employer with Century for purposes of Code Section 414.

        "Excluded Taxes" has the meaning set forth in Section 10.1 below.

        "Fiduciary" has the meaning set forth in ERISA Section 3(21).

        "Financial Statement" has the meaning set forth in Section 5.7 below.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Indemnified Party" has the meaning set forth in Section 9.4 below.

        "Indemnifying Party" has the meaning set forth in Section 9.4 below.

        "Intellectual Property" means (a) all inventions claimed by a Party (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names claimed by a Party, together with all translations, adaptations,


                                      -3-
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derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, (g) all copies and tangible embodiments thereof (in whatever form or medium), (h) all substitutions, additions and accessions to any of the foregoing, and all products, proceeds and insurance proceeds of the foregoing, and (i) all actions for infringement concerning the foregoing.

        "Knowledge" (i) with respect to Century means the actual knowledge of Lapin and Lambert and (ii) with respect to Parent means the actual knowledge of Robert Blagman.

        "Lambert" means Peter Lambert, an individual including as the beneficial owner of the Century Shares held by the Peter Lambert IRA Rollover.

        "Lease" means the sublease of property located at 3130 Wilshire Boulevard, Santa Monica, CA between Century and Williams Worldwide, Inc..

        "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, any liability for Taxes.

        "Material Adverse Change" shall mean any actual negative change in the financial condition, whether as a result of operations or otherwise, of the subject Person which would result in a reduction of 15% or more in the assets, expenses, shareholders' equity, or revenues, of the Person or an increase of 15% or more in the liabilities or losses of the Person.

        "Maximum Consideration" has the meaning set forth in Section 2.7 below.

        "Merger Sub" has the meaning set forth in the preface above.

        "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

        "Most Recent Financial Statements" has the meaning set forth in Section
5.7 below.

        "Most Recent Fiscal Year End" has the meaning set forth in Section 5.7 below.

        "Most Recent Audited Fiscal Year End" has the meaning set forth in
Section 5.7 below.

        "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

        "Option Holders" means those individuals who at the Closing hold Century Options.



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        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Parent" means Blagman Media International, Inc., a Nevada corporation.

        "Parent Parties" means Parent and its Affiliates.

        "Parent Preferred" has the meaning set forth in Section 4.2(f) below.

        "Parent Shares" means any share or shares of Common Stock par value $.001 per share, collectively, of Parent.

        "Party" has the meaning set forth in the preface above.

        "Per Share Consideration" has the meaning set forth in Section 2.7(a) below.

        "Person" means an individual, a partnership, a corporation, limited liability company, limited partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

        "Registration Statement" means the Registration Statement which may be filed by Parent with the SEC pursuant to the Securities Act and this Agreement.

        "Registrable Securities" has the meaning set forth in Section 3.1(a) below.

        "Reportable Event" has the meaning set forth in ERISA Section 4043.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Stock Consideration" has the meaning set forth in Section 2.7(a) below.

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common shares or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "Surviving Entity" means Century after the Merger becomes effective.


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



        "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (including hospital insurance) (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, minimum, alternative or add-on minimum, estimated, fee or governmental charges, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "TMT" means TMT Media Corporation.

        "Third Party Claim" has the meaning set forth in Section 9.3 below.

        "Transition Consulting Agreements" shall mean the Transition Consulting Agreements to be entered into between Parent and Chris Broquist and Parent and Randy Shumpert, respectively.

                                    SECTION 2

                                   THE MERGER

        2.1 The Merger. At the Effective Time (as defined in Section 2.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code ("California Law"), Merger Sub shall be merged with and into Century, the separate corporate existence of Merger Sub shall cease, and Century shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Century as the surviving corporation after the Merger is referred to hereafter as the "Surviving Entity."

        2.2 Effective Time and Closing Date. Unless this Agreement is earlier terminated pursuant to Section 8.1, the Closing of the Merger and the other transactions contemplated by this Agreement will take place at the offices of Crosby, Heafey, Roach & May, 1901 Avenue of the Stars, Suite 700, Los Angeles, California, unless another place or time is agreed to by Parent and Century, as promptly as practicable, but no later than ten (10) days following satisfaction or waiver of the conditions in the Agreement. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) with the Secretary of State of the State of California (the "Merger Agreement"), in accordance with the relevant provisions of applicable law (the time of confirmation by the Secretary of State of California of such filing or such later time as may be provided in the Merger Agreement, being referred to herein as the "Effective Time").

        2.3 Effect Of The Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Century and Merger Sub shall vest in the Surviving Entity and all debts, liabilities and duties of Century and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.


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        2.4 Articles Of Incorporation; Bylaws.

            (a) Unless otherwise provided in the Merger Agreement, the Articles of Incorporation as of the Effective Time of Century shall constitute the Articles of Incorporation of the Surviving Entity until thereafter amended as provided by California Law and such Articles of Incorporation.

            (b) Unless otherwise provided in the Merger Agreement, the Bylaws of Century as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Entity, as of the Effective Time and until thereafter amended.

        2.5 Directors And Officers. The Merger Agreement shall provide that the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Entity. The Merger Agreement shall provide that the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity, each to hold office in accordance with the Bylaws of the Surviving Entity.

        2.6 Effect On Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Century or the holder of any Century Shares, the following shall occur:

            (a) Conversion Of Century Shares. Each of the Century Shares (including Century Shares issued as a result of exercise of Century Options) which are issued and outstanding immediately prior to the Effective Time other than Dissenting Shares (as defined and to the extent provided in Section 2.8) will be canceled and extinguished and shall be converted automatically into the right to receive that amount of Actual Consideration (including cash and Parent Shares) as determined in Section 2.7 below upon surrender of the certificate representing such Century Shares in the manner provided in Section 2.9.

            (b) Capital Stock Of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of the capital stock of the Surviving Entity. Each stock certificate of Merger Sub evidencing ownership of any such shares of the capital stock of Merger Sub shall, as of the Effective Time, evidence ownership of such shares of the capital stock of the Surviving Entity.

            (c) Adjustments. The calculation of consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Century Shares), reorganization, recapitalization or other like change with respect to Century Shares that occurs or has a record date after the date hereof and prior to the Effective Time.

            (d) Fractional Shares. No fractional Parent Shares will be issued, but in lieu thereof, each holder of Century Shares who would otherwise be entitled to a fractional Parent Share (after aggregating all fractional Parent Shares to be received by such holder) shall be entitled to receive, without any interest, from Parent an amount of cash (rounded to the nearest whole cent) equal to the



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product of (i) such fraction, multiplied by (ii) the amount of the Per Share
Consideration (the "Fraction Price"). The Fraction Price shall (as applicable) be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Shares), reorganization, recapitalization or other like change with respect to Parent Shares that occurs or has a record date after the date hereof and prior to the Effective Time.

        2.7 Consideration.

            (a) Consideration for Parent. Parent agrees to deliver at Closing to the Century Owners, pro rata to their ownership interests, an amount equal to not more than One Million One Hundred Sixty Thousand Dollars ($1,160,000) (the "Maximum Consideration") based on consideration of Twenty Cents ($0.20) ("Per Share Consideration") for each of the Century Shares delivered at Closing of which Two and One-Half Cents ($0.025) shall be payable in cash ("Cash Consideration") and Seventeen and One-Half Cents ($0.175) shall be payable by delivery of Parent Shares (the "Stock Consideration"). The Per Share Consideration multiplied by the number of Century Shares and Century Options outstanding at Closing is referred to herein as the "Actual Consideration". The number of Parent Shares to be delivered to each Century Owner shall be determined by dividing $0.175 by the average of the closing bid price, in an actual sales transaction completed during normal trading hours, of the Parent Shares on the OTC Bulletin Board exchange over the seven (7) trading days prior to the date hereof (the "Seven-Day Average").

            (b) Century Options and Century SARs.

                (i) To the extent that Century Options are exercised prior to Closing, holders will be treated as Century Owners and shall receive the Per Share Consideration as set forth in Section 2.7(a) above. To the extent that holders of Century SARs provide a written notice to Century prior to Closing that they wish to treat their Century SARs as exercised at Closing, the holders of such exercised Century SARs shall receive, at Closing, for each Century SAR (based on a value of $0.18): $0.08 to be paid in cash and $0.10 to be paid by delivery of such number of Parent Shares obtained by dividing $0.10 by the Seven-Day Average.

                (ii) To the extent that the Century Options and Century SARs are not exercised prior to the Closing, Parent will, at the Closing, assume the obligations of Century with respect thereto on terms set forth in the Century Option and Century SAR Assumption Agreements attached as Exhibits A and B, respectively.

            (c) Assumption and Cancellation of Certain Century Obligations.

                (i) Century Debentures. At the Closing, Parent shall deliver Parent Shares to the debenture holders listed on Exhibit C in exchange for the delivery and cancellation of each debenture holder's respective debenture in the amount opposite each debenture holder's name in the last column on Exhibit C. The number of Parent Shares to be delivered to each debenture holder shall be determined by dividing the amount opposite each debenture holder's name, as set forth in the last column on Exhibit C, by the Seven-Day Average. Each debenture holder shall deliver a subscription document acknowledging receipt of the Parent Shares and releasing Parent and Century of all other claims related to the issuance of Parent Shares in exchange of the debenture.


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                (ii) Makler Notes.

                    (1) Century is the maker of (a) a certain note held by Makler and Makler Investments, dated September 20, 1999, in the original principal amount of $100,000, with a total accrued and outstanding principal balance, as of October 31, 2001, of $109,399 (assuming no imposition of default interest) (the "September Makler Note") and (b)a certain note held by P. Todd Makler, Jr., dated October 20, 1999, in the original principal amount of $100,000, with a total accrued interest and outstanding principal balance, as of October 31, 2001, of $109,400 (assuming no imposition of default interest) (the "October Makler Note"). At the Closing, Parent shall deliver Parent Shares to the respective holders of the September Makler Note and the October Makler Note, in exchange for the delivery and cancellation of the each holder's respective note. The number of Parent Shares to be delivered to each holder shall be determined by dividing $109,399 and $109,400, respectively, by the Seven-Day Average. Each holder shall deliver a subscription document acknowledging receipt of the Parent Shares and releasing Parent and Century of all other claims related to the issuance of Parent Shares in exchange of the note.

                    (2) In connection and concurrently with Closing, Parent shall assume the obligations of Century under a certain note held by P. Todd Makler, Jr., dated March 19, 2001, in the original principal amount of $500,000, with a total accrued and outstanding principal balance, as of October 31, 2001, of $552,192 (assuming no imposition of default interest) (the "March Makler Note"). Century shall use commercially reasonable efforts to renegotiate the terms of the March Makler Note to provide for repayment of the March Makler Note by delivery of four equal cash payments of $62,500 to be made by the Surviving Entity upon the Closing and upon the 90th, 180th, and 270th day, respectively, after the Closing, with $272,192 to be converted into Parent Shares at Closing. The number of Parent Shares to be delivered shall be determined by dividing $272,192 by the Seven-Day Average. Upon delivery of such Parent Shares and of such payments, the March Makler Note and all accrued interest, penalties, or other charges on the same shall be deemed paid in full.

                (iii) Lapin Trust Note. In connection and concurrently with Closing, Parent shall assume the obligations of Century under a certain note held by Lapin Family Trust U/A 8-20-82, dated February 5, 2001, in the original principal amount of $214,449.26, with a total accrued and outstanding principal balance, as of October 31, 2001, of $231,015.62 (the "Lapin Trust Note"). The terms of the Lapin Trust Note shall be restructured to provide that one-half of the outstanding principal balance ($115,500) shall be paid in cash by the Surviving Entity at Closing and the remaining balance of $115,500 shall be paid no later than upon the first anniversary of the Closing. No interest shall be payable prior to the maturity, but interest at the minimum federal imputed rate allowable pursuant to Section 1272 of the Code shall be recorded.

                (iv) Prinvest Note. In connection and concurrently with Closing, Parent shall assume the obligations of Century under a certain note held by Prinvest Financial Corp., dated August 4, 2000, in the original principal amount of $3,000,000, with a total accrued and outstanding principal balance, as of January 31, 2002, of $356,000 (the "Prinvest Note"). Century shall use commercially reasonable efforts to renegotiate the terms of the Prinvest Note such that the remaining principal shall be payable monthly by Parent over seven months, ending September 2002, and interest shall accrue at a rate no more than 9% per annum.


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


                (v) TMT Note. In connection and concurrently with Closing, Parent shall assume the obligations of Century under a certain note held by TMT Media Corporation ("TMT"), dated April 14, 2000, in the original principal amount of $700,000, with a total accrued and outstanding principal balance, as of February 26, 2002, of $613,827.61 (the "TMT Note"). Century shall use commercially reasonable efforts to renegotiate the terms of the TMT Note such that the principal shall be payable in 120 monthly equal principal payments of $5,300 each month, with interest at a rate of 9% per annum. All unpaid principal and interest shall be due and payable at maturity.

                (vi) TMT Transaction. In connection and concurrently with the Closing, Parent shall assume Century's remaining obligations in connection with its purchase of the assets of TMT (the "TMT Transaction"). Century shall use commercially reasonable efforts to renegotiate the terms of the TMT Transaction such that Parent shall issue to TMT, Parent Shares. The number of Parent Shares to be delivered shall be determined by dividing Six Hundred Thousand Dollars ($600,000) by the Seven-Day Average.

                (vii) WOR Payable. In connection and concurrently with the Closing, Parent shall assume the obligations of Century to make payments to WOR on an outstanding payable currently in the amount of $790,000 (the "WOR Payable") subject to any agreements or reductions that are negotiated by the Parties prior to Closing and negotiated and confirmed at Closing by Century and Parent.

        2.8 Dissenting Shares.

            (a) Notwithstanding any provision of this Agreement to the contrary, any Century Shares held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive Parent Shares or Actual Consideration pursuant to Sections 2.6 or 2.7, but the holder thereof shall only be entitled to such rights as are granted by California Law.

            (b) Notwithstanding the provisions of Section 2.8(a), if any holder of Century Shares who is otherwise entitled to exercise dissenters' rights under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) such dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's Century Shares shall automatically be converted into and represent only the right to receive Parent Shares and Cash Consideration (both calculated pursuant to Section 2.7) together with payment for any fractional share as provided in Section 2.6, without interest thereon, upon surrender of the certificate(s) representing such shares.

            (c) Century shall give Parent (i) prompt notice of any written demands for the exercise of dissenters' rights in respect of Century Shares, withdrawals of such demands, and any other instruments served pursuant to California Law (including without limitation instruments concerning appraisal or dissenters' rights) and received by Century and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. Century shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for the exercise of dissenters' rights in respect of any Century Shares or offer to settle or settle any such demands. Parent may terminate this Agreement, at its sole discretion, if the holders of more than three percent (3%) of the Century Shares entitled to vote on the Merger exercise dissenters' rights.

        2.9 Surrender Of Certificates.

            (a) Surrender Of Century Certificates. At the Closing, each holder of Century Shares shall surrender all certificates which immediately prior to the Effective Time represented outstanding Century Shares and which shares were converted into the right to receive cash and Parent Shares pursuant to Section
2.6 hereof (the "Certificates").

            (b) Parent To Provide Actual Consideration Including Parent Shares. At the Closing, Parent shall make available for exchange in accordance with
Section 2.7, (i) the aggregate cash and number of Parent Shares issuable pursuant to Section 2.7 in exchange for outstanding Century Shares, and (ii) cash for fractional shares in the amount described in Section 2.6(e).

            (c) Exchange Procedures. Upon surrender of a Certificate for cancellation to Parent or to such other agent or agents as may be appointed by Parent duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the cash, a certificate representing the number of whole Parent Shares plus cash in lieu of fractional shares in accordance with Section 2.6, to which such holder is entitled pursuant to Section 2.7, and the Certificate so surrendered shall forthwith be canceled.

            (d) Distributions With Respect To Unexchanged Shares. No dividends or other distributions with respect to Parent Shares declared or made with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Parent Shares.

            (e) Transfers Of Ownership. If any certificate for Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in any name other than that of the registered holder of the Certificate surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) No Liability. Notwithstanding anything to the contrary in this
Section 2.9, none of Parent, Merger Sub or any party hereto shall be liable to a holder of Parent Shares or Century Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        2.10 No Further Ownership Rights In Parent Shares. All Parent Shares issued upon the surrender for exchange of Century Shares in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Century Shares, and there shall be no further registration of transfers on the records of Merger Sub of Century Shares which were outstanding immediately prior to the Effective Time. If, after the Effective

Time, Certificates are presented to Merger Sub for any reason, they shall be canceled and exchanged as provided in this Section 2.

        2.11 Lost, Stolen Or Destroyed Certificates. In the event any Certificates evidencing Century Shares shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such cash, Parent Shares and cash for fractional shares, if any, as may be required pursuant to this Section 2; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent with respect to the certificates alleged to have been lost, stolen or destroyed.

        2.12 Tax And Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) qualify for accounting treatment as a purchase. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) of the United States Treasury Regulations. No Party to this Agreement shall take any action inconsistent with such treatment. Each Party to this Agreement has consulted with its own tax advisors with respect to the tax consequences of the Merger.

        2.13 Taking Of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Century with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Century and Merger Sub, the officers and directors of Century and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    SECTION 3

                            ISSUANCE OF PARENT SHARES

        3.1 Piggyback Registrations. All holders of Registrable Securities (as defined below) and each of their respective successors and assigns are hereby granted the following piggyback registration rights regardless of whether such holder is a Party to this Agreement:

            (a) Registration Rights. For a period of two (2) years following Closing, Parent shall notify all holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any Registration Statement under the Securities Act for purposes of a public offering of securities of the Parent including, but not limited to, Registration Statements relating to secondary offerings of Parent securities, but excluding the following: a Registration Statement (i) relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 promulgated under the Securities Act, including any Registration Statements related to the resale of securities issued in such a transaction or (iii) related to stock issued upon conversion of debt securities. Parent will afford each such holder an opportunity to include in such Registration Statement all or part of such Registrable Securities held by such holder. Each holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by it shall, within five (5) days after the above-described notice from Parent, so notify Parent in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such holder. If a holder decides not to include all of its Registrable Securities in any Registration Statement filed by Parent, such holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by Parent with respect to offerings of its securities, all upon the terms and conditions set forth herein. "Registrable Securities" means (a) Parent Shares acquired by Century Owners pursuant to this Agreement and (b) any common stock of Parent issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, but Registrable Securities shall not include any securities sold by a person to the public either pursuant to a Registration Statement or Rule 144 promulgated under the Securities Act, or sold in a private transaction in which the transferor's rights of this Agreement are not assigned.

            (b) Underwriting. If the Registration Statement under which Parent gives notice is for an underwritten offering, Parent shall so advise the holders of Registrable Securities. In such event, the right of any such holder to be included in a registration pursuant to this Section 3.1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing or other factors require an exclusion of the Registrable Securities or a limitation of the number of Registrable Securities to be underwritten, the number of Registrable Securities that may be included in the underwriting shall be allocated, first, to Parent; second, to the holders on a pro rata basis based on the total number of Registrable Securities held by such holders; and third, to any shareholder of Parent (other than a holder) on a pro rata basis. If any holder of Registrable Securities disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to Parent and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

            (c) Right to Terminate Registration. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by Parent.

        3.2 Restrictions on Transfer.

            (a) Each holder of Registrable Securities agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

                (i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such holder shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by Parent, such holder shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration of such shares under the Securities Act. It is agreed that Parent will not require opinions of holder's counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

                (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such Registration Statement or opinion of counsel shall be necessary for a transfer by a holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to his or her spouse, children or grandchildren ("Family") or a trust for the benefit of that holder or any Family member; provided that in each case the transferee will agree to be subject to the terms of this Agreement to the same extent as if he were an original holder hereunder.

            (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            (c) Parent shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if such holder shall have obtained an opinion of counsel (which counsel may be counsel to Parent) reasonably acceptable to Parent to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

            (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by Parent of an order of the appropriate blue sky authority authorizing such removal.

                                    SECTION 4

            REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION

        4.1 Representations and Warranties of the Active Shareholders and Lapin. Each of the Active Shareholders and Lapin severally represents and warrants to Parent as follows with respect to such Century Owner:

            (a) Authorization of Transaction. Each of the Active Shareholders and Lapin has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Active Shareholders and Lapin, enforceable in accordance with its terms and conditions. Neither the Active Shareholders nor Lapin is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (b) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Active Shareholders or Lapin is subject or, if the Active Shareholder is an entity, any provision of its charter conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Active Shareholder is a party or by which he or it is bound or to which any of his or its assets is subject.

            (c) Brokers' Fees. Neither the Active Shareholders nor Lapin has taken any action or made any commitment to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Parent could become liable or obligated.

            (d) Century Shares. The Active Shareholder holds of record and owns beneficially the number of Century Shares set forth next to his or its name in
Section 4.1(d) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as the result of transactions in this Agreement, the Active Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment (including any market, estate planning or spousal agreements) that could require that Active Shareholder to sell, transfer, or otherwise dispose of any capital stock of Century, other than pursuant to this Agreement (collectively, "Equity Rights"). The Active Shareholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of Century. The Century Owners at Closing own all of the outstanding capital stock of Century and no other party will have any rights in the capital stock or the proceeds of the transactions contemplated hereby, except as set forth on the Disclosure Schedule.

        4.2 Representations and Warranties of Parent. Exceptions to the representations and warranties as hereinafter set forth in this Section 4.2 will be set forth in the Disclosure Schedule to be delivered to Century as part of this Agreement. Parent and Merger Sub represent and warrant to the Century Owners as follows:

            (a) Organization of Parent. Each Parent Party is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each Parent Party is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Parent Party has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4.2(a) of the Disclosure Schedule lists the directors and officers of each Parent Party.

            (b) Authorization of Transaction. Each of Parent and Merger Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by and constitutes the valid and legally binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms and conditions. This Agreement has been approved by the requisite vote, if any, of the stockholders of Parent and Merger Sub. No Parent Party is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

            (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Parent Party is subject or any provision of such Parent Party's charter or bylaws or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Parent Party is a party or by which it is bound or to which any of its assets is subject.

            (d) Investment. Parent is not acquiring the Century Shares with a view to or for sale or distribution in connection with any distribution thereof within the meaning of the Securities Act.

            (e) Brokers' Fees. No Parent Party has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Century Owners could become liable or obligated.

            (f) Capital Stock. Parent is authorized to issue Two Billion Ten Million One Hundred (2,010,000,100) Shares of Stock (and at Closing, will have authorized not less than Five Billion (5,000,000,000) Shares of Stock), consisting of (i) Two Billion (2,000,000,000) Parent Shares, of which as of January 31, 2002, One Billion Eight Hundred Ninety-Seven Million Eight Hundred Thirty-Nine Thousand Seven Hundred Thirty-Six (1,897,839,736) shares are validly issued, outstanding, fully paid and non-assessable and (ii) Ten Million One Hundred (10,000,100) shares of preferred stock ("Parent Preferred"), including Ten Million (10,000,000) shares of Series A, $.001 par value, none of which is issued or outstanding and One Hundred (100) Shares of Series B, $.001 par value, 100 shares of which are validly issued, outstanding, fully paid and non-assessable. There are outstanding options to acquire Seven Hundred Fifty Thousand (750,000) Parent Shares. Except as disclosed in Section 4.2(f) of the Disclosure Schedule, there are no other obligations, agreements, commitments or offers, contingent or otherwise, of Parent to issue, repurchase, redeem or otherwise acquire any Parent Shares or Parent Preferred. Except as set forth in
Section 4.2(f) of the Disclosure Schedule or in connection with the Consulting Agreements and the cancellation of service agreements as described in Section 8.1(j), there is no other outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from Parent any of the issued and outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of, or any proprietary interest in, Parent. Except as set forth in Section 4.2(f) of the Disclosure Schedule, there are no other securities or other instruments or obligations of Parent convertible into, exchangeable for or exercisable for Parent Shares or Parent Preferred. Parent will, prior to Closing, obtain consent for and have duly authorized and reserved for issuance the Parent Shares to be issued to the Century Owners (the "Merger Shares") and when issued, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. At Closing, there will exist a sufficient number of authorized but unissued Parent Shares to allow for the exercise in full of the Century Options, and Parent will have duly reserved for issuance the Parent Shares issuable in respect of the Century Options. Parent owns all the outstanding shares of capital stock of Merger Sub free of all liens or adverse claims and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

            (g) SEC Documents.

                (i) On November 19, 2001 Parent filed with the SEC its Quarterly Report on Form 10-QSB (the "Parent Form 10-QSB"). Parent has timely filed all reports and schedules (including all reports required to be filed on Form 8-K) required to be filed with the Securities and Exchange Commission ("SEC") since March 15, 2001 (collectively, the "SEC Reports," and together with the Parent Form 10-KSB, the "SEC Filings") required to be filed by it pursuant to the Exchange Act and the SEC regulations promulgated thereunder. Except as set forth in Section 4.2(g)(i) of the Disclosure Schedule, the SEC Filings were prepared in accordance, and complied as to form as of their respective dates in all material respects, with the requirements of the Exchange Act and Securities Act, as applicable, and the SEC regulations promulgated thereunder, and did not as of their respective dates (or if amended by a filing prior to the date hereof, then as of the date of such amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent superceded by an SEC Filing filed subsequently and prior to the Closing.

                (ii) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Filings (A) complied in all material respects with applicable accounting requirements and the published SEC regulations with respect thereto, (B) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis throughout the periods involved (except as may be expressly described in the notes thereto) and (C) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements included in the SEC Filings were or are subject to normal year-end adjustments that are neither individually or in the aggregate material.

            (h) Absence of Undisclosed Liabilities. Except for Liabilities incurred in connection with this Agreement, and others as described in Section
6.3 of the Disclosure Schedule or the transactions contemplated hereby or thereby, no Parent Party has any Liability required to be set forth on the financial statements included in the Parent 10-QSB which was not provided for, reserved against or disclosed thereon. Since the date of the Parent 10-QSB, no Parent party has incurred any Liability which would have been required to be set forth on the Parent Form 10-QSB had such Liability been incurred during the time period covered by the Parent Form 10-QSB.

            (i) Litigation, Etc. There are no (i) actions pending, or, to Parent's Knowledge, threatened against any Parent Party nor is there any Basis therefor, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental authority, or (ii) judgments, decrees, injunctions or orders of any governmental authority or arbitrator against any Parent Party.

            (j) Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            (k) Compliance with Laws. Each Parent Party has complied and is currently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours).

                                    SECTION 5

                REPRESENTATIONS AND WARRANTIES CONCERNING CENTURY

        Exceptions to the representations and warranties as hereinafter set forth will be set forth in the Disclosure Schedule to be delivered to Parent as part of this Agreement. Subject to the foregoing, each of the Active Shareholders on his or its own behalf and on behalf of Century represents and warrants to Parent as follows:

        5.1 Organization, Qualification, and Corporate Power. Century is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Except as set forth in Section
5.1 of the Disclosure Schedule, Century is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Century has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 5.1 of the Disclosure Schedule lists the directors and officers of Century.

        5.2 Capitalization. As of the date hereof, the entire authorized capital stock of Century consists of 1,000,000 shares of Preferred Stock, none of which are issued, and 10,000,000 shares of Common Stock. There are 5,161,667 Century Shares issued and outstanding and there are no Century Shares held in treasury. All of the issued and outstanding Century Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Century Owners as set forth in Section 5.2 of the Disclosure Schedule. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Century.

            (a) Century Options. As of the date hereof, as set forth in Section 5.2(a) of the Disclosure Schedule, there are 318,333 Century Options outstanding.

            (b) Century SARs. As of the date hereof as set forth in Section 5.2(b) of the Disclosure Schedule, there are 320,000 Century SARs outstanding.

            (c) There are no other outstanding or authorized warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Century to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are and prior to the Closing there will be no outstanding or authorized stock appreciation, profit participation, or similar rights with respect to Century except for the aforesaid phantom stock.

        5.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Century is subject or any provision of the charter or bylaws of Century or (ii) except as set forth in Section 5.3 of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Century is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Century need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for Century and the Century Owners to consummate the transactions contemplated by this Agreement, other than ordinary statutory filings in connection with the Merger.

        5.4 Brokers' Fees. Century and the Century Owners have provided to Parent a list of any broker, finder, or agent, whether or not licensed with respect to such activities engaged by any of them with respect to the transactions contemplated by this Agreement, the details of any amounts due to such persons and confirmation that Parent has no liability or obligations to pay any fees or commissions to any of them.

        5.5 Title to Assets. Except as set forth in Section 5.5 of the Disclosure Schedule, Century has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Except as disclosed in Section 5.5 of the Disclosure Schedule, as a result of the transactions contemplated by this Agreement, Century, Parent and their successors hereunder will have full access to all of Century's assets including software developed for or made available to Century, pursuant to license or otherwise, prior to Closing.

        5.6 Subsidiaries. Century has no Subsidiaries.

        5.7 Financial Statements and No Material Changes. Century has delivered to Parent the following financial statements (collectively, "Financial Statements"): (a) the audited consolidated balance sheets of Century as at December 31, 2000 (the "Most Recent Audited Fiscal Year End") and the related audited consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, and (b) an unaudited consolidated balance sheet of Century as at October 31, 2001, and the related unaudited statement of income, retained earnings and cash flow for the ten (10) months then ended (such financial statements hereinafter sometimes referred to as the "Most Recent Financial

Statements" and October 31, 2001 is hereinafter sometimes referred to as the "Most Recent Fiscal Statement Date"). Such financial statements have been prepared in accordance with GAAP throughout the periods indicated. Each balance sheet is accurate in all material respects and fairly presents the financial condition of Century at the respective date thereof. The statements of operations and statements of cash flow contained in each of the Financial Statements is true and accurate in all material respects and fairly presents the results of operations and cash flows of Century for the periods reported on in such Financial Statements. Between the Most Recent Audited Fiscal Year End and the Most Recent Financial Statement Date, Parent acknowledges that there were Material Adverse Changes in the condition of Century and that it has reviewed Financial Statements which reflect such Material Adverse Changes. To Century's Knowledge, since October 31, 2001 there has been no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations of Century. Century will have no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, which are not appropriately reflected or reserved against in the consolidated unaudited balance sheet as at October 31, 2001, and there will be no Basis for the assertion against Century of any material liability.

        5.8 Events Subsequent to Most Recent Financial Statements. Except as set forth in Section 5.8 of the Disclosure Schedule, to the Knowledge of Century, as of the date hereof, there has not been any Material Adverse Change in the business, financial condition, operations, or results of operations of Century since October 31, 2001. Without limiting the generality of the foregoing, except as set forth in the Disclosure Schedule (including disclosure of potential Material Adverse Changes), since that date:

            (a) Century has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

            (b) Century has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Ten Thousand Dollars ($10,000) and outside the Ordinary Course of Business;

            (c) no Party (including Century) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Ten Thousand Dollars ($10,000) to which Century is a party or by which it is bound;

            (d) Century has not granted any Security Interest upon any of its assets, tangible or intangible;

            (e) Century has not made any capital expenditure (or series of related capital expenditures) involving more than Five Thousand Dollars ($5,000);

            (f) Century has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than Five Thousand Dollars ($5,000);

            (g) Century has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

            (h) Century has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business, except as set forth in Schedule 5.7;

            (i) Century has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than Ten Thousand Dollars ($10,000);

            (j) Century has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

            (k) there has been no change made or authorized in the charter or bylaws of Century;

            (l) Century has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            (m) Century has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (n) Century has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

            (o) Century has not made any loan to, or entered into any other transaction with, any of its directors or officers outside the Ordinary Course of Business which will not be repaid in full prior to the Closing;

            (p) the Active Shareholders have not entered into any collective bargaining agreement or modified the terms of any existing such contract or agreement or made any new employment arrangements, oral or written;

            (q) Century has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

            (r) Century has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

            (s) Century has not made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

            (t) Century has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

            (u) Century has not entered into or is a party to any agreement with respect to sale, purchase, or use of any media or media time which agreement will be terminable as a result of the Merger; and

            (v) Except as set forth on the Disclosure Schedule, Century has not committed to any of the foregoing items in Sections 5.8(a) - (u).

        5.9 Undisclosed Liabilities. Except as set forth in Section 5.9 of the Disclosure Schedule, Century does not have any Liability (and to Century's knowledge there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

        5.10 Legal Compliance. To Century's Knowledge, Century has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and except as set forth in Section 5.10 of the Disclosure Schedule, no action, suit, proceeding, hearing, charge, complaint, claim, demand, notice or to Century's Knowledge any governmental investigation has been filed or commenced against any of them alleging any failure so to comply.

        5.11 Tax Matters.

            (a) Except as set forth in Section 5.11 of the Disclosure Schedule, Century has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. Except as set forth in Section 5.11 of the Disclosure Schedule, all Taxes owed by Century (shown to be due on such Tax Return) as of the date hereof have been paid. Century currently is not the beneficiary of any extension of time within which to file any Tax Return. Since May 1, 1999, no claim has been made by an authority in a jurisdiction where Century does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Century that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) Century has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

            (c) There is no dispute or claim, actual or threatened, concerning any Tax Liability of Century either (i) claimed or raised by any authority in writing or (ii) as to which Century has Knowledge based upon personal contact with any agent of such authority. Section 5.11 of the Disclosure Schedule lists all federal, state, local, and foreign Tax Returns heretofore filed with respect to Century for taxable periods ended on or after May 1, 1999, that have been audited, and indicates those Tax Returns that currently are the subject of audit. Century has made available to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Century since May 1, 1999.

            (d) Century has not waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (e) Century has not filed a consent under Code Section 341(f) concerning collapsible corporations. Century has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Century has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Century has not failed to disclose on its federal income Tax Returns any positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662(d)(1). Century is not a party to any Tax allocation or sharing agreement. Century (i) has not filed a consolidated federal income Tax Return with any Person and (ii) has not had any Liability for the Taxes of any Person (other than Century) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

            (f) The unpaid Taxes of Century (i) did not, as of the date of the October 31 Most Recent Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) at the Closing, will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Century in filing its Tax Returns.

        5.12 Real Property. The Disclosure Schedule for Section 5.12 lists and describes all real property that Century owns, leases or subleases and any mortgages, claims or other restrictions on the same. Century has made available to Parent correct and complete copies of the documents related to each item listed in Section 5.12 of the Disclosure Schedule (as amended to date).

        5.13 Intellectual Property.

            (a) Century owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of Century as presently conducted. Except for Intellectual Property relating to Ad-Trax, each item of Intellectual Property owned or used by Century immediately prior to the Closing hereunder will be owned or available for use by Century on identical terms and conditions immediately subsequent to the Closing hereunder.

            (b) Except as set forth in Section 5.13(b) of the Disclosure Schedule, to Century's Knowledge, Century has not interfered with, infringed upon or misappropriated, any material Intellectual Property rights of third parties, and Century has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Century must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Century, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Century.

            (c) Section 5.13(c) of the Disclosure Schedule identifies each patent, copyright, trademark or other registration which has been issued to Century, to Century's Knowledge with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Century has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which Century has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Century has made available to Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 5.13 of the Disclosure Schedule also identifies each trade name or unregistered trademark regularly used by Century in connection with any of its businesses. With respect to each item of owned Intellectual Property, to Century's Knowledge, required to be identified in Section 5.13(c) of the Disclosure Schedule:

                (i) Century possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                (iii) no action, suit, proceeding, hearing, charge, complaint, claim, demand or, to Century's Knowledge, any investigation is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                (iv) Century has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

            (d) Section 5.13(d) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Century uses pursuant to license, sublicense, agreement, or permission. Century has made available to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 5.13(d) of the Disclosure Schedule:

                (i) to Century's Knowledge, the license, sublicense, agreement, or permission covering the item is and will continue to be legal, valid, binding, enforceable, and in full force and effect;

                (ii) to Century's Knowledge, no party to the license, sublicense, agreement, or permission is in breach or default or has repudiated any provision thereof, and to Century's Knowledge no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                (iii) with respect to each sublicense, to Century's Knowledge (without any independent investigation or inquiry) the representations and warranties set forth in subsections (i) through (iii) above are true with respect to the underlying license;

                (iv) to Century's Knowledge, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                (v) to Century's Knowledge, no action, suit, proceeding or hearing is pending, and no investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                (vi) to Century's Knowledge, Century has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission of any such Intellectual Property.

            (e) To Century's Knowledge, Century will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

        5.14 Tangible Assets. Century owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted. To Century's Knowledge, each such tangible asset is free from defects (whether latent or patent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

        5.15 Contracts. Section 5.15 of the Disclosure Schedule lists the following effective contracts and other agreements to which Century is a party:

            (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of Ten Thousand Dollars ($10,000) per annum;

            (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which
(i) will extend over a period of more than one year, (ii) will result in a loss to Century, or (iii) involves consideration in excess of One Hundred Thousand Dollars ($100,000);

            (c) any agreement concerning a partnership or joint venture;

            (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Ten Thousand Dollars ($10,000) or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

            (e) any agreement concerning confidentiality or noncompetition;

            (f) any written agreement between Century and any of the Century Owners;

            (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (h) any collective bargaining agreement;

            (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of Seventy Five Thousand Dollars ($75,000) or providing severance benefits other than as is applicable to all employees;

            (j) any agreement under which it has advanced or loaned any amount to any of its directors or officers outside the Ordinary Course of Business;

            (k) any agreement under which the consequences of a default or termination would have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of Century; or

            (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of One Hundred Thousand Dollars ($100,000).

        Century has made available to Parent a correct and complete copy of each written agreement listed in Section 5.15 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 5.15 of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is, to Century's Knowledge, legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to Century's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

        5.16 Notes and Accounts Receivable. All notes and accounts receivable of Century is reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims (including any adjustments among or between Century), are current and collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Century.

        5.17 Powers of Attorney. Except as set forth in Section 5.17 of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of Century.

        5.18 Insurance. Section 5.18 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Century is a party, a named insured, or otherwise the beneficiary of coverage:

            (a) the name, address, and telephone number of the agent;

            (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

            (c) the policy number and the period of coverage;

            (d) the scope, as determined from the policy declarations therefor, (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

            (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

        With respect to each such insurance policy to Century's Knowledge: (A) the policy is legal, valid, binding, enforceable, and in full force and effect;
(B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither of Century or any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (D) no party to the policy has repudiated any provision thereof. Section 5.18 of the Disclosure Schedule describes any self-insurance arrangements affecting Century.

        5.19 Litigation. Section 5.19 of the Disclosure Schedule sets forth each instance in which Century (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party, or to Century's Knowledge is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 5.19 of the Disclosure Schedule would result in any Material Adverse Change in the business, financial condition, operations or results of operations of any of Century.

        5.20 Employees. To Century's Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with Century. Century is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Century has not committed any unfair labor practice. To Century's Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Century.

        5.21 Employee Benefits. The Disclosure Schedule for Section 5.21 lists each Employee Benefit Plan that Century maintains, to which Century contributes or has any obligation to contribute, or with respect to which Century has any Liability or potential Liability.

        5.22 Guaranties. Century is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

        5.23 Environmental, Health and Safety Matters. To Century's Knowledge, Century has materially complied and is in material compliance with all environmental, health and safety requirements applicable to Century and its operations.

        5.24 Certain Business Relationships with Century. Except as set forth in
Section 5.24 of the Disclosure Schedule, none of the Century Owners has been involved in any business arrangement or relationship with Century within the past 12 months, and none of the Century Owners owns any asset, tangible or intangible, which is used in the business of Century.

        5.25 Disclosure. The representations and warranties contained in this
Section 5 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 5 not misleading.

                                    SECTION 6

                              PRE-CLOSING COVENANTS

        The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

        6.1 General. Each of the Parties will use his or its commercial best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 8 below).

        6.2 Notices and Consents. The Active Shareholders will cause Century to give any notices to third parties, and will cause Century to use its reasonable best efforts to obtain any third party consents that Parent may reasonably request in connection with the matters referred to in Section 5 above. Each of the Parties will (and the Active Shareholders will cause Century) to give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 4 or 5.

        6.3 Operation of Business. Except as set forth in Section 6.3 of the Disclosure Schedule or as otherwise required pursuant to this Agreement, Century will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, except as set forth in Section 6.3 of the Disclosure Schedule, Century will not (i) declare, set aside, or pay any dividend (except as set forth in Section 6.9 below) or make any distribution with respect to its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.8 above. Parent will not, and will not permit any of its Subsidiaries to, engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business or as described in Section 6.3 of the Disclosure Schedule.

        6.4 Preservation of Business. Century will use its reasonable best efforts to keep its respective business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

        6.5 Full Access. Century will permit representatives of Parent to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Century, to all premises, properties, key personnel, books, records (including Tax records), contracts, and documents of or pertaining to Century.

        6.6 Notice of Developments. Each Party will give prompt written notice to the others of the development of any Material Adverse Change causing a breach of any of his or its own representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section 6.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        6.7 Exclusivity. None of Lapin or the Active Shareholders will directly or indirectly (and the Active Shareholders will not cause or permit Century to)
(i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Century (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of Lapin or the Active Shareholders will vote their Century Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Active Shareholders or Lapin will notify Parent immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

        6.8 Confidentiality Agreements. The provisions of the Confidentiality Agreements heretofore executed by the Parties shall survive the execution of this Agreement until the Closing.

                                    SECTION 7

                             POST-CLOSING COVENANTS

        The Parties agree as follows with respect to the period following the Closing.

        7.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Active Shareholders acknowledge and agree that from and after the Closing Parent will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Century; provided, however, that the Active Shareholders and their representatives shall be entitled to have access to the foregoing materials and shall have the right to make copies of any such materials.

        7.2 Transition. None of the Active Shareholders or Lapin will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Century from maintaining the same business relationships with Century after the Closing as it maintained with Century prior to the Closing. Each of the Active Shareholders and Lapin will refer all customer inquiries relating to the businesses of Century to Parent from and after the Closing.

        7.3 Confidentiality. Each of Parent, on the one hand, and the Active Shareholders and Lapin, on the other hand will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the other Party or destroy, at the request and option of the other Party, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that Parent, or the Second Party, is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the other Party promptly of the request or requirement so that the Second Party may seek an appropriate protective order or waive compliance with the provisions of this
Section 7.3. If, in the absence of a protective order or the receipt of a waiver hereunder, the first Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use his or its best efforts to obtain, at the request of Second Party and at Second Party's expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Second Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

        7.4 Covenant Not to Compete. For a period of two (2) years from and after the Closing Date, neither of Lapin nor Lambert will engage directly or indirectly in any business that Century conducts as of the Closing Date other than business with Ad-Trax; provided, however, that no owner of less than five percent (5%) of the outstanding stock of any publicly-traded corporation shall be deemed to be engaged solely by reason of such stock ownership in any of its businesses. If a court of competent jurisdiction finds that any term or provision of this Section 7.4 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

        7.5 Filings Required by the Securities and Exchange Commission. Each of the Parties will take whatever steps necessary to effectuate the filing of the Registration Statement or other documents required by the SEC. Copies of all filings made with the SEC by Parent after the date hereof shall be promptly delivered to the Active Shareholders.

        7.6 Guarantees. Lambert, Lapin and Parent will take whatever steps necessary to facilitate Parent's assumption of the personally guaranteed obligations of Lambert and Lapin as set forth on Exhibit H and if necessary, to negotiate new guarantees for such obligations as set forth herein. To the extent assumable, Parent will assume all such obligations at Closing. To the extent such obligations are not assumable, Parent and Century shall cooperate to negotiate new guarantees. To the extent any guarantees are not assumed, assigned or new guarantees are not available and therefore the current guarantors continue to be liable for such obligations, Parent will indemnify such guarantors pursuant to Section 9 hereof.

        7.7 Lease. Parent, Lambert, and Lapin shall cooperate in negotiations with the landlord of the property under the Lease to terminate the Lease or otherwise limit Parent's obligations under the Lease.

                                    SECTION 8

                        CONDITIONS TO OBLIGATION TO CLOSE

        8.1 Conditions to Obligation of Parent. The obligation of Parent to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) The representations and warranties set forth in Section 4.1 and
Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

            (b) The Active Shareholders and Lapin shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

            (c) Century shall have procured all of the third party consents specified in Section 6.2 above other than with respect to the Lease;

            (d) Century shall have delivered to Parent a certificate of its secretary respecting the number of outstanding shares of Century common stock, Century Options and Century SARs as of the Closing Date;

            (e) No action, suit, or proceeding shall be pending, or to Century's Knowledge threatened, before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Parent to own the Century Shares and to control it, or (iv) affect adversely the right of Century to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (f) Century shall have delivered to Parent a certificate to the effect that each of the conditions specified above in Section 8.1(a) - (c) and
(e) is satisfied in all respects;

            (g) The Parties shall have received any necessary corporate approvals or authorizations;

            (h) The Parties shall have received all other permits, authorizations, consents, and approvals of governments and governmental agencies necessary to allow Parent to merge with Century and to operate the business of Century;

            (i) Randy Shumpert and Chris Broquist shall have entered into respective Transition Consulting Agreements with Parent and all prior employment and/or service agreements between Century and Shumpert or Century and Broquist shall have been cancelled with full releases provided to Century and its successors, including Parent;

            (j) Parent shall have entered into Consulting Agreements with CE with respect to the services of Lambert and Lapin and the same shall be in full force and effective as of the Closing and all existing employment and/or service agreements between Century or its Affiliates and

Lapin or Lambert shall have been cancelled with full releases to Century and its successors, including Parent;

            (k) Since the execution of this Agreement, there shall have been no Material Adverse Change in the business, assets, liabilities or condition (financial or otherwise) of Century;

            (l) The Dissenting Shares shall not exceed three percent (3%) of the total of the Century Shares; and

            (m) Parent shall have received such documents as it may reasonably request to accommodate the required federal and state securities law requirements to allow it to effect the Closing and the distribution of the Parent Shares to the Active Shareholders without any registration or other qualification of the same under the state and federal securities laws.

            (n) Parent and Ad-Trax shall have entered into an Option Agreement whereby Parent shall be granted the option to purchase 25% of the membership interests of Ad-Trax within 365 days of Closing. If such option is exercised, Parent shall deliver a cash payment of $125,000 to Ad-Trax to be reflected as a contribution to capital and then distributed to the members, other than Parent, prorated with their interests. Parent shall also have the option to license the Ad-Trax software at the rate of $2,000 per month for the first five years of the license period and $2,500 per month thereafter. Such license fee shall include technical support.

            (o) Century shall have delivered to Parent from the holders of the obligations described in Section 2.7(c) (ii) - (iii) waivers of any penalties, default interest, or accrued interest since October 31, 2001 as they may pertain to such obligations.

Parent may waive any condition specified in this Section 8.1 if it executes a writing so stating at or prior to the Closing.

        8.2 Conditions to Obligation of the Active Shareholders. The obligation of the Active Shareholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

            (a) The representations and warranties set forth in Section 4.2 above shall be true and correct in all material respects at and as of the Closing Date;

            (b) Parent shall have performed and complied with all of its covenants hereunder in all material respects through the Closing including authorization of sufficient Parent Shares to complete the Merger and all other transactions hereunder requiring the issuance of Parent Shares;

            (c) No action, suit, or proceeding shall be pending, or to Parent's Knowledge threatened, before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            (d) All actions to be taken by Parent in connection with consummation of the transactions contemplated hereby shall have been completed;

            (e) Parent shall have delivered to the Active Shareholders a certificate to the effect that each of the conditions specified above in Section 8.2(a)-(d) is satisfied in all respects;

            (f) Parent shall have executed the Transition Consulting Agreements with Randy Shumpert and Chris Broquist, respectively;

            (g) Parent shall have executed the Consulting Agreements with CE for the services of Lapin and Lambert, respectively;

            (h) Parent shall have delivered the Shareholders' Rights and Subscription Agreement in substantially the form attached hereto as Exhibit G; and

            (i) Since the execution of this Agreement, there shall have been no Material Adverse Change in the business, assets, liabilities, or the condition (financial otherwise) of Parent.

                                    SECTION 9

                     REMEDIES FOR BREACHES OF THIS AGREEMENT

        9.1 Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect until March 31, 2003, except that the representations and warranties set forth in Section 4.1(b) and Section 4.2(c) shall survive until the expiration of the applicable statute of limitations with respect thereto.

        9.2 Indemnification Provisions for Benefit of Parent.

            (a) Subject to Section 9.4 hereof, in the event Century breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to Section 9.1 above, provided that Parent makes a written claim for indemnification against the Active Shareholders pursuant to Section 13.8 below within such survival period, then each of the Active Shareholders agrees to indemnify Parent from any Adverse Consequences Parent may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Parent may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

            (b) Subject to Sections 9.1 and 9.5, each of the Active Shareholders agrees to indemnify Parent from and against the entirety of any Adverse Consequences Parent may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of Century for any funded, unfunded or other ERISA liability of any nature or for any Taxes or Tax Return of Century with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Section 11 below) to the portion of such period beginning before and ending on the

Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet, as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Century.

        9.3 Indemnification Provisions for Benefit of the Century Owners. In the event Parent breaches any of its representations, warranties, and covenants contained herein, and, if there is an applicable survival period pursuant to
Section 9.1 above, then Parent agrees to indemnify each of the Century Owners from and against the entirety of any Adverse Consequences the Century Owners may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Century Owners may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

        9.4 Matters Involving Third Parties.

            (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

            (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

            (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

            (d) In the event any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

            (e) If there shall be any conflicts between the provisions of this
Section 9.4 and Section 11.4(d) (relating to Tax contests), the provisions of
Section 11.4(d) shall control with respect to Tax contests.

            (f) Section 9.4 shall be subject to the provisions of Section 9.5.

        9.5 Limitations on Indemnifications. Notwithstanding the foregoing subsections, the Active Shareholders shall not be liable to indemnify Parent under this Section 9 unless the aggregate of all claims against them hereunder shall exceed Two Hundred Thousand Dollars ($200,000), and the Active Shareholders shall only indemnify Parent for an amount in excess thereof. In no event shall the aggregate indemnity obligations of the Active Shareholders on a cumulative basis exceed an amount which cannot be satisfied in full by delivery of one-half (1/2) of the number of Parent Shares issued to CE at Closing (but only those Parent Shares issued to CE in connection with the Cancellation of Services Agreements). The amount of the indemnity under this Section 9 shall be reduced by the amount of any tax savings (net of costs attributable to such indemnity), insurance proceeds (net of retrospective premium adjustments or other detriments) or similar net recoveries received directly or indirectly by Century, Parent or its Affiliates from or in relation to the applicable loss.

                                   SECTION 10

                                   TAX MATTERS

        The following provisions shall govern the allocation of responsibility as between Parent and Lapin and Lambert for certain tax matters following the Closing Date:

        10.1 Tax Periods Ending on or Before the Closing Date. Lapin and Lambert shall prepare or cause to be prepared and Parent or Century shall sign and file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to Century for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Lapin and Lambert shall permit Parent to review and comment on each such Tax Return described in the preceding sentence. The Century Owners shall reimburse Parent for all Taxes imposed on Century with respect to such periods within fifteen (15) days after payment by Parent or Century of such Taxes; provided, however, that the Active Shareholders shall not be required to reimburse Parent for (a) Taxes that are reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet, (b) any Taxes that result from Surviving Entity engaging in any activity or transaction that would cause the transactions contemplated by this Agreement to be treated as a taxable purchase or sale of assets of Century for federal, state, or local Tax purposes, and (c) any Taxes imposed on Century or for which Century may otherwise be liable as a result of transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Treasury Regulation Section 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing (Taxes described in this proviso, hereinafter "Excluded Taxes"). Parent and the Active Shareholders agree that, with respect to any transaction described in clause (c) of the preceding sentence, Century and all persons related to Century under Code Section 267(b) immediately after the Closing shall treat the transaction for all federal income Tax purposes (in accordance with Treasury Regulation Section 1.1502-76(b)(1)(ii)(B)), and (to the extent permitted) for other income Tax purposes, as occurring at the beginning of the day following the Closing Date. The Surviving Entity shall be entitled to any refund of (or credit for) Taxes allocable to any taxable year or period that ends on or before the Closing Date and Parent agrees to use such refund to the extent required to pay off the Lease.

        10.2 Tax Periods Beginning Before and Ending After the Closing Date. Parent shall prepare or cause to be prepared and file or cause to be filed (taking into account all extensions properly obtained) any Tax Returns that are required to be filed by or with respect to Century for all periods which begin before the Closing Date and end after the Closing Date. Parent agrees to indemnify the Active Shareholders from and against the entirety of any Adverse Consequences the Active Shareholders may suffer resulting from, arising out of, relating to, or caused by the Tax Return discussed in the preceding sentence if the position taken by Parent in preparing such Tax Return is inconsistent with the prior practice of Century. The Century Owners shall pay to Parent within fifteen (15) days after the date on which all Taxes imposed on Century for such periods are paid by Parent or Century with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date; provided, however, that the Century Owners shall not be required to reimburse Parent for any Excluded Taxes. For purposes of this Section 10.2, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date; provided, however, that transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Treasury Regulation Section 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. The Surviving Entity shall be entitled to any refund of (or credit for) Taxes allocable to any portion of a Tax period ending on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of Century.

        10.3 Adjustment of Tax Liability. If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax Liability for which the Century Owners would otherwise be liable pursuant to Sections 10.1 or 10.2, and such change directly results in a decrease in the Tax Liability of Century, Parent or any Affiliate or successor of any thereof for any taxable year or period beginning after the Closing Date or for the portion of any taxable period beginning after the Closing Date, the Century Owners shall not be liable pursuant to such Sections 10.1 or 10.2 with respect to such increase to the extent of such decrease (and, to the extent such increase in Tax Liability is paid to a taxing authority by the Century Owners or any Affiliate thereof, Parent shall pay the Century Owners an amount equal to such decrease).

        10.4 Cooperation on Tax Matters.

            (a) Parent, Century and the Century Owners shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent shall promptly notify Lapin and Lambert in writing upon receipt by Parent, any of its Affiliates, or Century of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which the Century Owners may be liable pursuant to Sections 10.1 or 10.2. Parent, Lapin and Lambert agree
(i) to retain all books and records with respect to Tax matters pertinent to Century relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent or the Century Owners, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Parent or the Century Owners, as the case may be, shall allow the other party to take possession of such books and records.

            (b) Parent, Lapin and Lambert further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be reasonably necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (c) The Century Owners shall have the sole right, at the Century Owners' expense, to defend any Tax audits relating to Tax Returns covering periods ending on or prior to the Closing or otherwise relating to Taxes for which the Century Owners may be liable pursuant to Sections 10.1 or 10.2. In the case of any taxable period that includes (but does not end on) the Closing Date, the Century Owners shall be entitled to participate, at the Century Owners' expense, in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such taxable period ending on and including the Closing Date and, with the written consent of Parent, and at the Century Owners' sole expense, may assume the entire control of such audit or proceeding. Parent, Lapin and Lambert further agree not to amend, refile or otherwise make any adjustment to (or grant an extension of any statute of limitations with respect to) any Tax Return prepared by either party or enter into any settlement or agreement which would have the reasonable possibility of having an adverse impact on the Tax liability of the other Party without the other Party's written consent, which consent may be withheld in such Party's sole discretion.

        10.5 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with this Agreement shall be paid by Parent when due, and Parent will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Parent will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                                   SECTION 11

                                   TERMINATION

        11.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

            (a) Parent and the Active Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

            (b) Parent may terminate this Agreement pursuant to Section 2.7 or by giving written notice to the Active Shareholders at any time prior to the Closing (i) in the event any of the Active Shareholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Parent has notified the Active Shareholders of the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (ii) if the Closing shall not have occurred on or before April 30, 2002, by reason of the failure of any condition precedent under
Section 8.1 hereof (unless the failure results primarily from Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

            (c) The Active Shareholders may terminate this Agreement by giving written notice to Parent at any time prior to the Closing (i) in the event Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Active Shareholders has notified Parent for the breach, and the breach has continued without cure for a period of ten (10) days after the notice of breach or (ii) if the Closing shall not have occurred on or before April 30, 2002, by reason of the failure of any condition precedent under Section 8.2 hereof (unless the failure results primarily from any of the Active Shareholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

                                   SECTION 12

                                  MISCELLANEOUS

        12.1 Nature of Certain Obligations. The representations and warranties of each of the Active Shareholders in Section 4.1 above concerning the transaction are several obligations. This means that the particular Century Owner making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 9 above for any Adverse Consequences Parent may suffer as a result of any breach thereof. The representations and warranties of the Active Shareholders in Section 5 and in
Section 6 hereof are joint and several and the Active Shareholders will be jointly and severally responsible to the extent provided in Section 9 hereof for any Adverse Consequences Parent may suffer as a result of any breach thereof.

        12.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Parent, Lapin and Lambert; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

        12.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and the Century Owners (to the extent that they shall be entitled to receive the Actual Consideration and to rely on the representations and warranties of Parent, Century and the Active Shareholders).

        12.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

        12.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of Parent, Lapin and Lambert; provided, however, that Parent may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Parent nonetheless shall remain responsible for the performance of all of its obligations hereunder) and may assign its rights in connection with any financing.

        12.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        12.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        12.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to the Active
            Shareholders:
                               -----------------------------------

                               -----------------------------------

                               -----------------------------------
                               Attn: Peter Lambert
                               Attn: Yona Lapin

            Copy to:           Greenberg Glusker Fields Claman
                               Machtinger & Kinsella LLP
                               1900 Avenue of the Stars, 21st Floor

                               Los Angeles, CA  90067
                               Attn: Jill A. Cossman

            If to Parent:      Blagman Media International, Inc.
                               1901 Avenue of the Stars, Suite 1710
                               Los Angeles, CA 90067
                               Attn: Robert Blagman

            Copies to:         Crosby, Heafey, Roach & May
                               A Professional Corporation
                               1901 Avenue of the Stars, Suite 700
                               Los Angeles, CA 90067
                               Attn: Margaret G. Graf

        Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

        12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

        12.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent and the Century Owners. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        12.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        12.12 Expenses. Each party shall bear its own fees and expenses in connection with this Agreement and the transactions contemplated hereby, including legal and accounting fees.

        12.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        12.14 Submission to Jurisdiction. Each of the Parties submits to the non-exclusive jurisdiction of any state or federal court sitting in Los Angeles, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 14.8 above. Nothing in this Section 14.15, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity.

        12.15 Arbitration.

            (a) Any controversy, dispute or claim arising out of or relating to this Agreement shall be resolved by binding arbitration submitted to the Arbitrator. The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action involving such provisional remedies or injunctive relief, including without limitation, the terms of any permanent injunction shall be determined by arbitration under this Section 12.15. Any party desiring to submit any matter to arbitration shall do so by providing written notice to the other party or parties involved in the matter. The parties shall then consult for the purpose of selecting an Arbitrator. "Arbitrator" means a retired judge selected to resolve a dispute arising under this Agreement. If, within thirty (30) days of delivery of the notice described in this Section 12.15, the parties are unable to agree on an Arbitrator, the parties shall submit the dispute to JAMS/Endispute or such alternative dispute resolution service as they shall mutually agree, which service shall select the Arbitrator. The parties shall use their best efforts to select an Arbitrator who is familiar with the business and subject matter in dispute. Except to the extent otherwise expressly provided herein, the arbitration shall be conducted in accordance with the provisions of
Section 1280 et seq. of the California Code of Civil Procedure, including, without limitation, the provisions of California Civil Procedure Code Section 1283.05, which are incorporated into and made a part of this Section 12.15.

            (b) The arbitration shall take place in the County of Los Angeles, State of California. The Arbitrator shall apply and follow California substantive law. The Arbitrator shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California law, but shall have no power to award punitive damages. The Arbitrator shall not have the power to commit errors of law or make decisions contrary to applicable law and any such decision shall be subject to review by a court of competent jurisdiction notwithstanding the limits in Section 12.15(c).

            (c) Unless the time is extended by the Arbitrator, the Arbitrator shall submit and serve on the parties a copy of his or her determination in writing within sixty (60) days after the close of the arbitration hearing. The Arbitrator's award shall be in writing and shall include factual findings, conclusions of law, and the reasons on which the award is based. Except as prescribed by Section 12.15(b), any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof.

        12.16 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

        12.17 Attorneys' Fees and Costs. If any action, proceeding or arbitration is brought by any party with respect to this Agreement, the transactions referred to herein, or with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation and/or arbitration, including, without limitation, attorneys' fees, to be paid by the losing party, in such amount as may be determined by the court or arbitrator having jurisdiction of such action. The court or arbitrator shall consider, in determining the prevailing party, (i) which party obtains relief which most nearly reflects the remedy or relief which the parties sought, and (ii) any settlement offers made prior to commencement of the trial in the proceeding. If any action or arbitration results in a judgment, the party obtaining the judgment shall be entitled to recover from the party against whom the judgment is rendered all costs and expenses, including attorneys' fees, incurred in enforcing the judgment. This provision providing for post-judgment costs and attorneys' fees is intended to be severable from the other provisions of this Agreement and shall survive and not be merged into the judgment.

                          -- signature page follows --

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

        "PARENT"                                   BLAGMAN MEDIA INTERNATIONAL, INC.


                                                   ------------------------------------------------
                                                   By:  Robert Blagman, President

        "MERGER SUB"                               BLAGMAN USA, INC.


                                                   ------------------------------------------------
                                                   By:  Robert Blagman, President

         "ACTIVE SHAREHOLDERS"

                                                   ------------------------------------------------
                                                   PETER LAMBERT IRA ROLLOVER
                                                   By:  Bear Stearns & Co., Inc., Custodian for the
                                                   Peter Lambert IRA Rollover

                                                   ------------------------------------------------
                                                   YONA LAPIN IRA ROLLOVER
                                                   By:  Bear Stearns & Co., Inc., Custodian for the
                                                   Yona Lapin IRA Rollover

                                                   ------------------------------------------------
                                                   LAPIN CENTURY TRUST
                                                   By:  Peter Lambert, Trustee

        "LAPIN"

                                                   ------------------------------------------------
                                                   AL LAPIN

        "CENTURY"                                  CENTURY MEDIA, INC.

                                                   ------------------------------------------------
                                                   By:  Al Lapin, President

                                 Signature Page

                                CONSENT OF SPOUSE


            To the extent that the undersigned, as the spouse of ______________________________, may have a community property or other interest in the assets owned in the name of my spouse under the laws of the state in which the undersigned resides, the undersigned acknowledges that she has read the foregoing Agreement and Plan of Reorganization, and clearly understands the provisions of the Agreement. The undersigned hereby expressly approves, consents and agrees to be bound by the provisions of the Agreement in its entirety. The undersigned acknowledges that she has had the opportunity to consult with attorneys of her choice to advise her as to the terms, conditions and ramifications of this consent. I am executing this instrument with full and complete authority and of my own free will, act and deed.

                                              ----------------------------------



Dated as of
            ----------------------

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
SECTION 1  DEFINITIONS..........................................................    2

SECTION 2  THE MERGER...........................................................    6

    2.1    The Merger...........................................................    6

    2.2    Effective Time and Closing Date......................................    6

    2.3    Effect Of The Merger.................................................    6

    2.4    Articles Of Incorporation; Bylaws....................................    7

    2.5    Directors And Officers...............................................    7

    2.6    Effect On Capital Stock..............................................    7

                  (a)    Conversion Of Century Shares...........................    7

                  (b)    Capital Stock Of Merger Sub............................    7

                  (c)    Adjustments............................................    7

                  (d)    Fractional Shares......................................    7

    2.7    Consideration........................................................    8

                  (a)    Consideration for Parent...............................    8

                  (b)    Assumption by Parent of Unexercised Century Options and
                         Outstanding SARs                                           8

                  (c)    Assumption and Cancellation of Certain Century
                         Obligations............................................    8

    2.8    Dissenting Shares....................................................   10

    2.9    Surrender Of Certificates............................................   10

                  (a)    Surrender Of Century Certificates......................   11

                  (b)    Parent To Provide Actual Consideration Including Parent
                         Shares.................................................   11

                  (c)    Exchange Procedures....................................   11

                  (d)    Distributions With Respect To Unexchanged Shares.......   11

                  (e)    Transfers Of Ownership.................................   11

                  (f)    No Liability...........................................   11

    2.10   No Further Ownership Rights In Parent Shares.........................   11

    2.11   Lost, Stolen Or Destroyed Certificates...............................   12

    2.12   Tax And Accounting Consequences......................................   12

    2.13   Taking Of Necessary Action; Further Action...........................   12

SECTION 3  ISSUANCE OF PARENT SHARES............................................   12

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                  PAGE
                                                                                  ----
    3.1    Piggyback Registrations..............................................   12

                  (a)    Registration Rights....................................   12

                  (b)    Underwriting...........................................   13

                  (c)    Right to Terminate Registration........................   13

    3.2    Restrictions on Transfer.............................................   13

SECTION 4  REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION............   14

    4.1    Representations and Warranties of the Active Shareholders and Lapin..   14

                  (a)    Authorization of Transaction...........................   14

                  (b)    Noncontravention.......................................   15

                  (c)    Brokers' Fees..........................................   15

                  (d)    Century Shares.........................................   15

    4.2    Representations and Warranties of Parent.............................   15

                  (a)    Organization of Parent.................................   15

                  (b)    Authorization of Transaction...........................   16

                  (c)    Noncontravention.......................................   16

                  (d)    Investment.............................................   16

                  (e)    Brokers' Fees..........................................   16

                  (f)    Capital Stock..........................................   16

                  (g)    SEC Documents..........................................   17

                  (h)    Absence of Undisclosed Liabilities.....................   17

                  (i)    Litigation, Etc........................................   18

                  (j)    Merger Sub.............................................   18

                  (k)    Compliance with Laws...................................   18

SECTION 5  REPRESENTATIONS AND WARRANTIES CONCERNING CENTURY....................   18

    5.1    Organization, Qualification, and Corporate Power.....................   18

    5.2    Capitalization.......................................................   18

                  (a)    Century Options........................................   18

                  (b)    Century SARs...........................................   18

    5.3    Noncontravention.....................................................   19

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                  PAGE
                                                                                  ----
    5.4    Brokers' Fees........................................................   19

    5.5    Title to Assets......................................................   19

    5.6    Subsidiaries.........................................................   19

    5.7    Financial Statements and No Material Changes.........................   19

    5.8    Events Subsequent to Most Recent Financial Statements................   20

    5.9    Undisclosed Liabilities..............................................   22

    5.10   Legal Compliance.....................................................   22

    5.11   Tax Matters..........................................................   22

    5.12   Real Property........................................................   23

    5.13   Intellectual Property................................................   23

    5.14   Tangible Assets......................................................   25

    5.15   Contracts............................................................   25

    5.16   Notes and Accounts Receivable........................................   26

    5.17   Powers of Attorney...................................................   26

    5.18   Insurance............................................................   26

    5.19   Litigation...........................................................   27

    5.20   Employees............................................................   27

    5.21   Employee Benefits....................................................   27

    5.22   Guaranties...........................................................   27

    5.23   Environmental, Health and Safety Matters.............................   27

    5.24   Certain Business Relationships with Century..........................   27

    5.25   Disclosure...........................................................   27

SECTION 6  PRE-CLOSING COVENANTS................................................   28

    6.1    General..............................................................   28

    6.2    Notices and Consents.................................................   28

    6.3    Operation of Business................................................   28

    6.4    Preservation of Business.............................................   28

    6.5    Full Access..........................................................   28

    6.6    Notice of Developments...............................................   28

    6.7    Exclusivity..........................................................   28

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                  PAGE
                                                                                  ----
    6.8    Confidentiality Agreements...........................................   29

SECTION 7     POST-CLOSING COVENANTS............................................   29

    7.1    General..............................................................   29

    7.2    Transition...........................................................   29

    7.3    Confidentiality......................................................   29

    7.4    Covenant Not to Compete..............................................   30

    7.5    Filings Required by the Securities and Exchange Commission...........   30

    7.6    Guarantees...........................................................   30

    7.7    Lease................................................................   30

SECTION 8     CONDITIONS TO OBLIGATION TO CLOSE.........................30

    8.1    Conditions to Obligation of Parent...................................   30

    8.2    Conditions to Obligation of the Active Shareholders..................   32

SECTION 9     REMEDIES FOR BREACHES OF THIS AGREEMENT...........................   33

    9.1    Survival of Representations and Warranties...........................   33

    9.2    Indemnification Provisions for Benefit of Parent.....................   33

    9.3    Indemnification Provisions for Benefit of the Century Owners.........   33

    9.4    Matters Involving Third Parties......................................   34

    9.5    Limitations on Indemnifications......................................   35

SECTION 10    TAX MATTERS.......................................................   35

    10.1   Tax Periods Ending on or Before the Closing Date.....................   35

    10.2   Tax Periods Beginning Before and Ending After the Closing Date.......   36

    10.3   Adjustment of Tax Liability..........................................   36

    10.4   Cooperation on Tax Matters...........................................   36

    10.5   Certain Taxes........................................................   37

SECTION 11    TERMINATION.......................................................   37

    11.1   Termination of Agreement.............................................   37

SECTION 12    MISCELLANEOUS.....................................................   38

    12.1   Nature of Certain Obligations........................................   38

    12.2   Press Releases and Public Announcements..............................   38

    12.3   No Third-Party Beneficiaries.........................................   38

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                  PAGE
                                                                                  ----
    12.4   Entire Agreement.....................................................   39

    12.5   Succession and Assignment............................................   39

    12.6   Counterparts.........................................................   39

    12.7   Headings.............................................................   39

    12.8   Notices..............................................................   39

    12.9   Governing Law........................................................   40

    12.10  Amendments and Waivers...............................................   40

    12.11  Severability.........................................................   40

    12.12  Expenses.............................................................   40

    12.13  Incorporation of Exhibits and Schedules..............................   40

    12.14  Submission to Jurisdiction...........................................   40

    12.15  Arbitration..........................................................   41

    12.16  Construction.........................................................   41

    12.17  Attorneys' Fees and Costs............................................   42

                               TABLE OF CONTENTS

                                                                                               PAGE
    Exhibit A -- Form of Option Agreement for assumed Century Options......................... A-1
    Exhibit B -- Form of SAR Agreement for assumed Century SARs............................... B-1
    Exhibit C -- List of Debenture Holders.................................................... C-1
    Exhibit D -- Form of Cancellation of Services Agreement (for Lapin and Lambert)........... D-1
    Exhibit E -- Form of Consulting Agreement (for Lapin and Lambert)......................... E-1
    Exhibit F -- Form of Transition Consulting Agreement (for Shumpert and Broquist).......... F-1
    Exhibit G -- Form of Shareholders' Rights and Subscription Agreement...................... G-1
    Exhibit H -- Guarantees................................................................... H-1
    Exhibit I -- Disclosure Schedule -- Exceptions to Representations and Warranties.......... I-1